As filed with the Securities and Exchange Commission on September 23, 2002
                                                        Registration No.  333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           INSTINET GROUP INCORPORATED
             (Exact name of registrant as specified in its charter)

             DELAWARE                                           13-4134098
  (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                          Identification No.)

                                 3 Times Square
                            New York, New York 10036
                                 (212) 310-9500
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)


             ISLAND HOLDING COMPANY, INC. 2001 STOCK INCENTIVE PLAN
   ISLAND HOLDING COMPANY, INC. 2002 CALIFORNIA STOCK APPRECIATION RIGHT PLAN
                          ISLAND HOLDING COMPANY, INC.
    NONQUALIFIED STOCK OPTION AGREEMENT BETWEEN ALEX GOOR AND ISLAND HOLDING
                                  COMPANY, INC.
                            (Full Title of the Plans)


                              Paul A. Merolla, Esq.
           Secretary and General Counsel, Instinet Group Incorporated
                    3 Times Square, New York, New York 10036
                                 (212) 310-9500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                               Yvette Teofan, Esq.
                            Cleary, Gottlieb, Steen &
                                    Hamilton
                                One Liberty Plaza
                            New York, New York 10006



                         CALCULATION OF REGISTRATION FEE

  -------------------- ------------------- ----------------- ------------------- ------------------ -----------------
                            Title of            Amount        Proposed Maximum   Proposed Maximum      Amount of
     Name of Plan          Securities           to be        Offering Price Per      Aggregate        Registration
                             to be          Registered (1)        Share (2)       Offering Price         Fee (2)
                           Registered                                                   (2)
  -------------------- ------------------- ----------------- ------------------- ------------------ -----------------
    Island Holding       Instinet Group
  Company, Inc. 2001      Incorporated        1,521,096           $5.5483          $8,439,524.13        $776.44
    Stock Incentive    Common Stock, par
         Plan              value $.01
  -------------------- ------------------- ----------------- ------------------- ------------------ -----------------
    Island Holding       Instinet Group
  Company, Inc. 2002      Incorporated          19,006            $0.9043           $17,186.82           $1.58
   California Stock    Common Stock, par
  Appreciation Right       value $.01
         Plan
  -------------------- ------------------- ----------------- ------------------- ------------------ -----------------
    Island Holding       Instinet Group
     Company, Inc.        Incorporated          13,049            $8.4757            $110,600            $10.18
  Nonqualified Stock   Common Stock, par
   Option Agreement        value $.01
   between Alex Goor
  and Island Holding
     Company, Inc.
  -------------------- ------------------- ----------------- ------------------- ------------------ -----------------
                        Preferred Share           --                 --                 --                 --
                        Purchase Rights
                              (3)
  -------------------- ------------------- ----------------- ------------------- ------------------ -----------------
                             Total            1,553,151              --             $8,567,311          $788.20
  -------------------- ------------------- ----------------- ------------------- ------------------ -----------------

(1) Consists of common shares (the "Common Stock") of Instinet Group Incorporated (the "Corporation" or "Registrant") to be issued upon exercise of currently outstanding stock options (the "Options") granted under the Island Holding Company, Inc. 2001 Stock Incentive Plan (the "Plan") and Island Holding Company, Inc. 2002 California Stock Appreciation Right Plan (the "SAR Plan"). The Plan and the SAR Plan were assumed by the Corporation pursuant to the Agreement and Plan of Merger, dated as of June 9, 2002 (as amended as of August 7, 2002), by and between the Corporation, Instinet Merger Corporation and Island Holding Company, Inc. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers additional securities that may be offered as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(2) Calculated pursuant to Rule 457(h) promulgated under the Securities Act, based on the price at which the Options may be exercised.

(3) The Preferred Share Purchase Rights initially will trade together with the Common Stock. The value attributable to the Preferred Share Purchase Rights, if any, is reflected in the offering price of the Common Stock.


                                Explanatory Note

         This Registration Statement on Form S-8 is filed by the Corporation to register the 1,553,151 shares of Common Stock issuable or deliverable to current and former employees and directors of Island Holding Company, Inc. or its subsidiaries, pursuant to the currently outstanding Options granted under the Plan and the SAR Plan. The Plan and the SAR Plan were assumed by the Corporation pursuant to the Agreement and Plan of Merger, dated as of June 9, 2002, by and between the Corporation, Instinet Merger Corporation and Island Holding Company, Inc.



                                     Part I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.

         Not filed as part of this Registration Statement pursuant to Note to
Part 1 of Form S-8.

Item 2.    Registrant Information and Employee Plan Annual Information.
           -----------------------------------------------------------

         Not filed as part of this Registration Statement pursuant to Note to
Part 1 of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The reports listed below have been filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Corporation and are incorporated herein by reference to the extent not superseded by reports or other information subsequently filed or furnished.

         (i) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Commission on March 27, 2002;

         (ii) The Corporation's Quarterly Reports on Form 10-Q for the period ended March 31, 2002, filed with the Commission on May 15, 2002, and for the period ended June 30, 2002, filed with the Commission on August 13, 2002 as amended by Form 10-Q/A filed with the Commission on August 23, 2002;

         (iii) The Corporation's Current Reports on Form 8-K, filed with the Commission on February 13, 2002, March 22, 2002, April 10, 2002, April 22, 2002, June 10, 2002, June 14, 2002, July 23, 2002, August 13, 2002, August 26, 2002,
September 12, 2002, September 13, 2002 and September 23, 2002;

         (iv) The description of the Common Stock contained in the Corporation's Registration Statement on Form 8-A, filed with the Commission on May 11, 2001; and

         (v) The description of the Preferred Share Purchase Rights contained in the Corporation's Registration Statement on Form 8-A, filed with the Commission on May 11, 2001, as amended by the Corporation's Current Report on Form 8-K filed with the Commission on September 13, 2002.

         All of the Corporation's reports filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports.

         For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Law ("Section 145") permits indemnification of directors, officers, agents, employees and controlling persons of a corporation under certain conditions and subject to certain limitations. The Registrant's certificate of incorporation provides that no director shall be personally liable to the Registrant or its stockholders for monetary damages for a breach of fiduciary duty as a director. The Registrant's bylaws further provide for indemnification of directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to modification by contract with individual directors and executive officers.

         Section 145 and the Registrant's bylaws empower the Registrant to purchase and maintain insurance that protects its officers, directors, employees and agents against liabilities incurred in connection with their service in those positions. The Registrant currently maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments that may be made by the Registrant to those officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

         4.1 Island Holding Company, Inc. 2001 Stock Incentive Plan, April 10, 2002 (filed herewith)

         4.2 Island Holding Company, Inc. 2002 California Stock Appreciation Right Plan, June 8, 2002 (filed herewith)

         4.3 Island Holding Company, Inc. Nonqualified Stock Option Agreement between Alex Goor and Island Holding Company, Inc., February 1, 2002 (filed herewith)

         4.4 Amended and Restated Certificate of Incorporation of Instinet Group Incorporated (filed as Exhibit 3.1 to the Corporation's Current Report on Form 8-K, filed with the Commission on September 23, 2002 and incorporated herein by reference)

         4.5 Amended and Restated By-Laws of Instinet Group Incorporated (filed as Exhibit 3.2 to the Corporation's Current Report on Form 8-K, filed with the Commission on September 23, 2002 and incorporated herein by reference)

         4.6 Rights Agreement between Instinet Group Incorporated and Mellon Investor Services LLC (filed as Exhibit 4.3 to the Corporation's Quarterly Report on Form 10-Q for the period ended June 30, 2001, filed with the Commission on August 10, 2001 and incorporated herein by reference)

         4.7 Amendment No. 1 to Rights Agreement between Instinet Group Incorporated and Mellon Investor Services LLC (filed as
                  Exhibit 99.1 to the Corporation's Current Report on Form 8-K, filed with the Commission on September 13, 2002 and incorporated herein by reference)

         5.1 Opinion of Cleary, Gottlieb, Steen & Hamilton, regarding the validity of the securities being registered (filed herewith)

         23.1 Consent of PricewaterhouseCoopers LLP, Independent Accountants (filed herewith)

         23.2     Consent of Cleary, Gottlieb, Steen & Hamilton (included in
                  Exhibit 5.1)

         24.1     Power of Attorney (included on signature page)

Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                     10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs
         (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on this day of September 23, 2002.

                                               INSTINET GROUP INCORPORATED


                                               By:  /s/ PAUL A. MEROLLA
                                                    -------------------
                                                     Paul A. Merolla



                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul A. Merolla as his true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his name, place and stead in any and all such capacities the Registration Statement and any and all amendments thereto (including post-effective amendments) and any documents in connection therewith, and to file the same with the Securities and Exchange Commission, said attorney to have full power and authority to do and perform, in the name and on behalf of each such officer and director who shall have executed such a power of attorney, every act whatsoever which such attorney may deem necessary or desirable to be done in connection therewith as fully and to all intents and purposes as such officer or director of our company might or could do in person.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on September 23, 2002.

                  Signature                                                    Title
                  ---------                                                    -----
/s/  Edward J. Nicoll
---------------------
Name:  Edward J. Nicoll                            President and Chief Executive Officer and Director

/s/  Mark D. Niendstedt
-----------------------
Name:  Mark D. Niendstedt                          Chief Financial Officer and Director

/s/  Michael J. Clancy
----------------------
Name:  Michael J. Clancy                           Senior Vice President and Chief Accounting Officer

----------------------
Name:  Andre F.H. Villeneuve                       Director and Chairman of the Board

/s/  Thomas H. Glocer
---------------------
Name:  Thomas H. Glocer                            Senior Director

/s/  John C. Bogle
------------------
Name:  John C. Bogle                               Director

/s/  David J. Grigson
---------------------
Name:  David J. Grigson                            Director

----------------------
Name:  Peter J. Job                                Director

----------------------
Name:  John Kasich                                 Director

----------------------
Name:  Kay Koplovitz                               Director

/s/  Ian Strachan
-----------------
Name:  Ian Strachan                                Director

/s/  Glenn H. Hutchins
----------------------
Name:  Glenn H. Hutchins                           Director

/s/  C. Kevin Landry
--------------------
Name:  C. Kevin Landry                             Director

/s/  Stephen Pagliuca
---------------------
Name:  Stephen Pagliuca                            Director

/s/  Devin Wenig
----------------
Name:  Devin Wenig                                 Director




                                  EXHIBIT INDEX

   Exhibit                                Description                                   Method of Filing
   Number

     4.1       Island Holding Company, Inc. 2001 Stock Incentive Plan, April      Filed herewith
               10, 2001
     4.2       Island Holding Company, Inc. 2002 California Stock Appreciation    Filed herewith
               Right Plan, June 8, 2002
     4.3       Island Holding Company, Inc. Nonqualified Stock Option Agreement   Filed herewith
               between Alex Goor and Island Holding Company, Inc., February 1,
               2002
     4.4       Amended and Restated Certificate of Incorporation of Instinet      Filed as Exhibit 3.1 to the
               Group Incorporated                                                 Corporation's Current Report on
                                                                                  Form 8-K, filed with the
                                                                                  Commission on September 23, 2002

     4.5       Amended and Restated By-Laws of Instinet Group Incorporated        Filed as Exhibit 3.2 to the
                                                                                  Corporation's Current Report on
                                                                                  Form 8-K, filed with the
                                                                                  Commission on September 23, 2002

     4.6       Rights Agreement between Instinet Group Incorporated and Mellon    Filed as Exhibit 4.3 to the
               Investor Services LLC, May 15, 2001                                Corporation's Quarterly Report on
                                                                                  Form 10-Q for the period
                                                                                  ended June 30, 2001, filed
                                                                                  with the Commission on
                                                                                  August 10, 2001

     4.7       Amendment No. 1 to Rights Agreement between Instinet Group         Filed as Exhibit 99.1 to the
               Incorporated and Mellon Investor Services LLC, September 3, 2002   Corporation's Current Report on
                                                                                  Form 8-K, filed with the
                                                                                  Commission on September 13, 2002

     5.1       Opinion of Cleary, Gottlieb, Steen & Hamilton, regarding the       Filed herewith
               validity of the securities being registered

    23.1       Consent of PricewaterhouseCoopers LLP, Independent Accountants     Filed herewith

    23.2       Consent of Cleary, Gottlieb, Steen & Hamilton (included in         Filed herewith
               Exhibit 5.1)

    24.1       Power of Attorney (included on signature page)                     Filed herewith